EXHIBIT 99.4


                        ARTHUR ANDERSEN LLP









           PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY

                 CONSOLIDATED FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1994 AND 1993
                   TOGETHER WITH AUDITORS' REPORT

                         ARTHUR ANDERSEN LLP





                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of Progressive Bancorporation, Inc.:

We have audited the accompanying consolidated balance sheets of Progressive Bancorporation, Inc. (a Louisiana corporation) and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Progressive Bancorporation, Inc. and subsidiary as of December 31, 1994 and 1993 and the results of their operations and cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1, effective January 1, 1994 the Company changed its method of accounting for investment securities.




                                        /s/ ARTHUR ANDERSEN LLP
                                        Arthur Andersen LLP




New Orleans, Louisiana,
February 10, 1995


                         PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY


                                   CONSOLIDATED BALANCE SHEETS

                                 AS OF DECEMBER 31, 1994 AND 1993

                                     (Dollars in Thousands)


                                            ASSETS

                                                                                     1994       1993
                                                                                   ---------  ---------
CASH AND DUE FROM BANKS (Note 11)                                                  $  9,342   $  4,098

INVESTMENT SECURITIES (Note 3):
  Investment securities (market value of $54,947 in 1993)                                 -     52,995
  Investment securities available for sale                                           22,881          -
  Investment securities held to maturity (market value of $24,371 in 1994)           25,656          -
                                                                                   ---------  ---------
                     Total investment securities                                     48,537     52,995

LOANS (Notes 4 and 11)                                                               79,773     73,032

  Less:  Reserve for possible loan losses (Note 4)                                   (1,216)    (1,856)
                                                                                   ---------  ---------

                     Net loans                                                       78,557     71,176

BANK PREMISES AND EQUIPMENT (Notes 5 and 10)                                          2,856      2,594

OTHER REAL ESTATE                                                                       302        319

ACCRUED INTEREST RECEIVABLE                                                             912        869

GOODWILL                                                                                493        612

OTHER ASSETS                                                                            694        246
                                                                                   ---------  ---------

                     Total assets                                                  $141,693   $132,909
                                                                                   =========  =========

<F1>
The accompanying notes are an integral part of these financial statements.







                         PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY


                                   CONSOLIDATED BALANCE SHEETS

                                 AS OF DECEMBER 31, 1994 AND 1993

                                     (Dollars in Thousands, Except Share Data)


                                LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                     1994       1993
                                                                                   --------   --------

DEPOSITS (Note 11):
  Non-interest bearing                                                             $ 21,729   $ 18,202
  Interest bearing                                                                  100,032     95,464
                                                                                   --------   ---------

                     Total deposits                                                 121,761    113,666

REPURCHASE AGREEMENTS                                                                     -      1,000

OTHER BORROWED MONEY (Note 6)                                                         6,196      5,612

ACCRUED TAXES, INTEREST AND EXPENSES                                                  1,095      1,206

DEFERRED TAX LIABILITY (Note 7)                                                          12      2,231

NOTE PAYABLE (Note 8)                                                                 2,735          -

NOTE PAYABLE TO AFFILIATED GROUP (Note 8)                                                 -      1,003

LIABILITY FOR STOCK SUBJECT TO TRANSFER (Note 8)                                          -      1,889
                                                                                    ---------  --------

                     Total liabilities                                              131,799    126,607
                                                                                    ---------  --------

COMMITMENTS AND CONTINGENCIES (Note 11)

SHAREHOLDERS' EQUITY (Note 9):
  Preferred stock, $1.00 par value, 1,000,000 shares authorized, 129,644 shares issued and outstanding at December 31, 1994 and 1993; total liquidation preference $12.50 per share plus cumulative unpaid dividends of $1,756 and
    $1,594 at December 31, 1994 and 1993, respectively                                  130         130
  Common stock, $.10 par value, 2,000,000 shares authorized, 617,670 and
    627,670 shares issued and outstanding after deduction of treasury stock at
    December 31, 1994 and 1993, respectively                                             65          65
  Paid-in capital                                                                     2,016       2,016

  Unrealized loss on investment securities available for sale                          (525)          -
  Accumulated earnings                                                                8,233       4,114
  Less:  Treasury stock (33,642 and 23,642 shares at December 31, 1994
    and 1993, respectively)                                                             (25)        (23)
                                                                                   ----------  ----------

                     Total shareholders' equity                                       9,894       6,302
                                                                                   ----------  ----------

                     Total liabilities and shareholders' equity                    $141,693    $132,909
                                                                                   ==========  ==========

<F1>
The accompanying notes are an integral part of these financial statements.


                         PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY


                                 CONSOLIDATED STATEMENT OF INCOME

                       FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                             (Dollars in Thousands, except share data)





                                                                                 1994       1993       1992
                                                                              --------   --------   --------

INTEREST INCOME:
  Interest and fees on loans                                                  $  7,858   $  7,691   $  7,305
  Interest on securities-
    U.S. Treasury and agencies                                                   2,744      2,948      3,165
    State and municipal                                                            762        596         17
  Interest on other investments                                                    637         21         19
  Interest on deposits with banks                                                  125         87        188
                                                                              --------   --------   --------

                     Total interest income                                      12,126     11,343     10,694
                                                                              --------   --------   --------

INTEREST EXPENSE:
  Interest on deposits                                                           3,914      3,905      4,514
  Interest on Federal funds purchased and repurchase agreements                     16         24          -
  Interest on notes payable and other borrowings                                   632        784        618
                                                                              --------   --------   --------

                     Total interest expense                                      4,562      4,713      5,132
                                                                              --------   --------   --------

NET INCOME                                                                       7,564      6,630      5,562

PROVISION FOR POSSIBLE LOAN LOSSES (Note 4)                                       (648)       168        101
                                                                              ---------  --------   --------

NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE
  LOAN LOSSES                                                                    8,212      6,462      5,461
                                                                              ---------  --------   --------

OTHER OPERATING INCOME:
  Service charges on deposit accounts                                              931        933        861
  Net securities gains (losses)                                                   (124)        63        114
  Other income                                                                     549        466        306
                                                                              ---------  --------   --------

                     Total other operating income                                1,356      1,462      1,281
                                                                              ---------  --------   --------

NON-INTEREST EXPENSE:
  Salaries and benefits                                                          2,582      2,228      1,894
  Occupancy expense                                                                603        469        419
  Data processing fees to an affiliate (Note 10)                                     -        265        243
  FDIC assessments                                                                 265        256        237
  Writedowns of Other Real Estate and other assets                                  67        339        518
  Other operating expenses                                                       1,780      1,668      1,359
  Subsidiary earnings attributable to stock subject to transfer (Note 8)           151        386        209
                                                                              --------   --------   --------

                     Total non-interest expense                                  5,448      5,611      4,879
                                                                              --------   --------   --------

INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM                                4,120      2,313      1,863
                                                                              --------   --------   --------

PROVISION (BENEFIT) FOR INCOME TAXES (Note 7):
  Current                                                                          908        778       117
  Deferred                                                                      (1,504)       144       (67)
                                                                              ---------  --------   --------
                                                                                  (596)       922        50
                                                                              ---------  --------   --------
NET INCOME BEFORE EXTRAORDINARY ITEM                                             4,716      1,391     1,813

EXTRAORDINARY ITEMS:
  Extraordinary gain-forgiveness of debt (net of current and deferred
    tax provisions of $156 and $2,225, respectively)                                 -          -     5,314
  Extraordinary loss-early extinguishment of debt (net of deferred tax benefit of $458 and $73 at December 31, 1994 and 1993,
    respectively                                                                  (597)      (143)        -
                                                                              ---------  ---------  --------

NET INCOME                                                                       4,119      1,248     7,127

UNPAID DIVIDENDS ON PREFERRED STOCK (Note 9)                                      (162)      (164)     (179)
                                                                              ---------  ---------  --------

NET INCOME APPLICABLE TO COMMON STOCK                                         $  3,957   $  1,084   $ 6,948
                                                                              =========  =========  ========

EARNINGS PER COMMON SHARE BEFORE EXTRAORDINARY ITEM                           $   7.33   $   1.94   $  2.51

EXTRAORDINARY ITEM                                                                (.96)      (.23)     8.16
                                                                              ---------  ---------  --------

EARNINGS PER COMMON SHARE (Note 9)                                            $   6.37   $   1.71   $ 10.67
                                                                              =========  =========  ========

<F1>
The accompanying notes are an integral part of these financial statements.


                     PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY (DEFICIT)
                  FOR THE YEARS ENDING DECEMBER 31, 1994, 1993 AND 1992

                         (Dollars in Thousands except share data)

                            Preferred Stock      Common Stock      Treasury Stock                Unrealized Losses on   Accumulated
                           -----------------    --------------    ----------------    Paid-in    Available for Sale      Earnings
                           Shares     Amount    Shares  Amount    Shares    Amount    Capital       Securities          (Deficit)
                          -------    -------    ------  ------    ------    ------    -------    --------------------   -----------

BALANCE, December 31, 1991 142,954     $143     651,312   $65        -      $   -     $2,016        $ -                   $(4,250)

NET INCOME-1992               -         -          -       -         -          -        -            -                     7,127
                           -------     -----    -------   ---     -----     -----     ------        -----                 --------

BALANCE, December 31, 1992 142,954      143     651,312    65        -         -       2,016          -                     2,877

PURCHASE OF PREFERRED
  STOCK                    (13,310)     (13)       -       -         -         -        -             -                       (11)

PURCHASE OF TREASURY STOCK    -         -          -       -       (23,642)   (23)      -             -                         -

NET INCOME-1993               -         -          -       -          -         -       -             -                     1,248
                           -------    ------    -------- -----     --------   -----    -----        -----                 --------

BALANCE, December 31, 1993 129,644      130     651,312    65      (23,642)   (23)     2,016          -                     4,114

PURCHASE OF TREASURY STOCK   -         -          -       -       (10,000)    (2)      -             -                         -

UNREALIZED LOSSES ON
INVESTMENT SECURITIES         -         -          -       -          -         -       -             (525)                     -

NET INCOME-1994               -         -          -       -          -         -       -             -                     4,119
                           -------     ----     -------   ----    --------   ------    ------        ------               --------

BALANCE, December 31, 1994 129,644     $130     651,312   $65      (33,642)  $(25)    $2,016         $(525)               $ 8,233
                           =======     ====     =======   ====    =========  ======   =======        =======              ========

<F1>
The accompanying notes are an integral part of these financial statements.


                         PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY


                               CONSOLIDATED STATEMENT OF CASH FLOWS

                       FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                     (Dollars in Thousands)





                                                                                1994       1993       1992
                                                                              --------   --------   -------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                  $  4,119   $  1,248   $ 7,127
  Adjustments to reconcile net income to cash provided by operating activities-
      Writedowns of other real estate                                               67        332       398
      Depreciation                                                                 326        220       209
      Provision for loan losses                                                   (648)       168       101
      Amortization of goodwill                                                     118        118       118
      Amortization of premium on investments, net of accretion of
        discount on investments                                                    (31)        55       108
      Extraordinary gain on forgiveness of debt                                   -           -      (5,314)
      Extraordinary loss on extinguishment of debt                                 597        143       -
      Gain on sales of other real estate                                          (146)      (109)      (48)
      Net securities (gains) losses                                                124        (63)     (114)
      Subsidiary earnings attributable to stock subject to transfer                151        386       209
      Accretion of discount on note payable                                         62        186        91
      (Increase) decrease in other assets and accrued interest receivable         (491)       108       125
      Increase (decrease) in accrued liabilities                                  (111)      (150)      143
      Deferred tax provision (benefit)                                          (1,504)       144       (67)
                                                                                -------     -----     ------

                     Net cash provided by operating activities                   2,633      2,786     3,086
                                                                                -------     -----     -----

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from debentures                                                         750        -        -
  Proceeds from sales of investment securities                                  13,944      4,659     6,202
  Proceeds from maturities on investment securities                             10,936     10,529    11,986
  Purchase of investment securities                                            (22,083)   (18,074)  (24,463)
  Net increase in loans                                                         (6,827)    (2,337)  (11,918)
  Proceeds from sales of other real estate                                         352        244       500
  Additions to bank premises and equipment                                        (634)      (393)     (148)
  Decrease in interest bearing deposits at banks                                  -            49        89
                                                                               --------   --------  --------

                     Net cash used in investing activities                      (3,562)    (5,323)  (17,752)
                                                                               --------   --------  --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in non-interest bearing demand deposits                3,527     (1,083)    4,626
  Net increase (decrease) in interest bearing deposits other than
    certificates of deposit                                                       (688)      (411)    5,263
  Net increase (decrease) in certificates of deposit                             5,256         (9)   (1,277)
  Increase (decrease) in repurchase agreements                                  (1,000)       (35)    1,035
  Net proceeds on debt restructure                                               3,900       -          579
  Payments on notes                                                             (3,285)      (446)     -
  Payment on liability for stock subject to transfer                            (2,119)      -         -
  Increase in other borrowed money                                                 584      1,678     3,934
  Purchase of preferred stock                                                     -           (24)      -
  Purchase of treasury stock                                                        (2)       (23)      -
                                                                               --------   --------  --------

                     Net cash provided by (used in) financing activities         6,173       (353)   14,160
                                                                               --------   --------  --------

NET INCREASE (DECREASE) IN CASH                                                  5,244     (2,890)     (506)

CASH AT BEGINNING OF YEAR                                                        4,098      6,988     7,494
                                                                               --------   --------  --------

CASH AT END OF YEAR                                                           $  9,342    $ 4,098    $6,988
                                                                              =========   ========  ========

SUPPLEMENTAL DISCLOSURE:
-----------------------

  Income taxes paid                                                           $  1,299    $ 1,140    $    4
                                                                              =========   ========  ========

  Cash interest expenses paid                                                 $  4,586    $ 4,673    $5,218
                                                                              =========   ========  ========

NON-CASH TRANSACTIONS:
---------------------

  Loans transferred to other real estate                                      $    258    $   -      $  225
                                                                              =========   ========  ========

  Loans made to facilitate sales of other real estate                         $   -       $   272    $  373
                                                                              =========   ========  ========

<F1>
The accompanying notes are an integral part of these financial statements.

            PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY


              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (Dollars in Thousands, except share data)



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------

Basis of Presentation
---------------------

Progressive Bancorporation, Inc. (the Company) is a bank holding company whose only subsidiary is Progressive Bank and Trust Company (Progressive or the Bank).

The Company was incorporated under Louisiana law on July 5, 1983 and acquired 100% of the shares of Progressive Bancshares
Corporation, the former holding company of the Bank, effective
March 8, 1984.

Certain reclassifications have been made to the prior period financial information in order to conform to current year presentation.

The accounting principles and reporting policies of the Company conform with generally accepted accounting principles. The following is a description of the more significant of these policies.

Consolidation
-------------

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiary, Progressive Bank and Trust
Company. Intercompany accounts and transactions are eliminated in consolidation.

Investment Securities
---------------------

Effective January 1, 1994, the Company adopted Financial Accounting Standards Board (FASB) Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This standard addresses the accounting and reporting for investments in equity securities that have a readily determinable fair value and for all investments in debt securities and requires classification of securities as trading, available for sale or held to maturity. Management determines the classification of its securities when they are purchased. The Company does not engage in trading activities related to any of its investment securities. Securities which the Company has the intent and ability to hold until maturity are classified as held to maturity. These securities are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities which may be sold in response to interest rates, liquidity needs or other factors are classified as available for sale. These securities are reflected at fair value, and net unrealized gains or losses are reflected as a separate component of shareholders" equity, net of income tax effects. As of January 1, 1994 the unrealized gain on available for sale securities, net of tax effects, was $695.

During 1994, the Bank sold $14,839 of securities out of its available for sale portfolio, resulting in gross realized losses of $909 and gross realized gains of $35. In addition, the Company realized a gain of $750 on the redemption of FCB debentures, as discussed further in Note 3. No securities were sold from the Bank's held to maturity portfolio. Prior to the adoption of FASB Statement No. 115, the Company accounted for all securities at cost, adjusted for amortization of premiums and accretion of discounts. During 1993, the Bank sold $4,596 of its securities resulting in gross realized gains of $78 and gross realized losses of $15. During 1992, the Bank sold $6,088 of its securities resulting in gross realized gains of $114 and no realized losses.

Interest earned on investment securities is included in interest income. Amortization of premiums and accretion of discounts are computed using the interest method. The adjusted cost of the specific security sold is used to compute the gain or loss on the sale of an investment security. Such gains or losses are shown separately as a component of other income in the consolidated statements of income.

Loans
-----

Loans are stated at the principal balance outstanding less unearned discount on consumer loans. Interest on loans, other than consumer loans, is recognized as income based on the principal balance outstanding. Interest on certain consumer loans is recognized as income over the term of the loan using the sum-of-the-months-digits method, which approximates the interest method. Loans are placed on non-accrual status when, in the opinion of management, there exists sufficient uncertainty as to the collectibililty of the contractual principal. Income is recorded on a cash basis for non-accrual loans.

Provision and Reserve for Possible Loan Losses
----------------------------------------------

The provision for possible loan losses charged to operating expense is determined by management based on a review of Progressive's past loan loss experience and an evaluation of the quality of the current loan portfolio. The reserve for possible loan losses is based upon estimates, and ultimate losses may vary from current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

Premises and Equipment
----------------------

Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation expense is computed primarily on a straight-line basis over the estimated useful lives of the depreciable assets (Note 5). Maintenance and repairs are charged to operating expense, and gains or losses on dispositions are reflected currently in the consolidated statements of income.

Income Taxes
------------

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, which was adopted by the Company on January 1, 1993. Under this statement, deferred income taxes are provided for by the liability method (Note 7).

Other Real Estate
-----------------

The cost basis of foreclosed real estate and other assets is established at the lower of the loan balance or estimated fair value less estimated selling costs at the time of foreclosure. Any excess of the loan balance over the fair value less estimated selling costs at foreclosure is charged to the reserve for possible loan losses. The other real estate portfolio is evaluated periodically and subsequent declines in the fair value of the assets below the initial cost basis are reflected in earnings in the period the decline is noted. Cost basis is periodically adjusted for each asset as its fair value changes; however, the carrying value of each asset never exceeds the initial cost basis. Expenses associated with owning and operating other real estate and gains and losses on disposition of such assets are recorded in earnings in the period incurred.

Goodwill
--------

The excess of cost over fair value of tangible assets acquired in purchase transactions, identified as goodwill, is being amortized to other operating expense on a straight-line basis over 15 years.

New Financial Accounting Standards
----------------------------------

Statement of Financial Accounting Standards No. 107, issued by the FASB during 1991, requires disclosure of fair value information for financial instruments. The Company is required to adopt this statement for the year ended December 31, 1995.

In November, 1992, the FASB issued Statement No. 112, "Employers'
Accounting for Postemployment Benefits," which is effective for the Company for the year ended December 31, 1994. This statement had no material impact on the Company.

In May, 1993, the FASB issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Statement No. 118, which requires that impaired loans that are within the scope of this statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's market price or the fair value of the collateral if the loan is collateral dependent. Adoption of the new standard is required for fiscal years beginning after December 15, 1994. The standard is to be adopted prospectively with the effect of initially applying the standard to be reflected as an adjustment to the Bank's provision for loan losses in the year of adoption. As of December 31, 1994, $231 of loans would be impacted by the standards. The effect, if any, the new standard may have on the Bank's financial position and results of operations is not expected to be significant.

In October, 1994, the FASB issued Statement No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." The Company is required to adopt this statement for the year ended December 31, 1995.

Regulatory Matters
------------------

Certain normal restrictions exist regarding the ability of the Bank to transfer funds to the Company as loans, advances or dividends.
The Bank's capital ratios exceeded regulatory requirements as of December 31, 1994.

2.  MERGER PLAN:
    -----------

On December 1, 1994, the Company and Hibernia Corporation ("Hibernia") entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Company would merge with and into Hibernia and each outstanding share of the Company's preferred stock would be converted into the right to receive cash in the amount of $12.50 per share plus all accumulated and unpaid dividends (totalling $1,756 as of December 31, 1994) and each outstanding share of the Company's Common Stock would be converted into the number of shares of Hibernia Class A Common Stock that equals the exchange rate as determined on the closing date. The exchange rate is based on 2,500,000 shares of Hibernia Class A Common Stock being exchanged for all outstanding shares of the Company's common stock.

The merger is subject, among other things, to receipt of regulatory and shareholder approvals, and is currently expected to be completed during the second quarter of 1995.

3.  INVESTMENT SECURITIES:
    ---------------------

The amortized cost and estimated fair value of investment securities at December 31, were:



                                                                     1994
                                                               ----------------
                                                               Gross Unrealized
                                              Amortized        ----------------      Estimated
                    Description                  Cost          Gains     Losses     Fair Value
                    -----------               ---------        -----     ------     ----------

Available for Sale
------------------

U. S. Treasury                                $  1,000        $    10     $     -      $  1,010
U. S. government agencies:
  Mortgage-backed securities                     6,581             21        (296)        6,306
  Collateral mortgage obligations                7,984             19        (279)        7,724
  Other                                          1,832            -           (43)        1,789
State and municipal obligations, net             5,509             16        (240)        5,285
Other                                              767            -           -             767
                                              --------        -------     --------     --------
                     Totals                   $ 23,673        $    66     $  (858)     $ 22,881
                                              ========        =======     ========     ========

Held to Maturity
----------------

U. S. Treasury                                $    395        $   -       $   (19)     $    376
U. S. government agencies:
  Mortgage-backed securities                    10,170             26        (462)        9,734
  Collateral mortgage obligations                2,013            -          (177)        1,836
  Other                                          3,584            -          (131)        3,453
State and municipal obligations, net             9,494            -          (522)        8,972
                                              --------        -------     --------     --------
                     Totals                   $ 25,656        $    26     $(1,311)     $ 24,371
                                              ========        =======     ========     ========



                                                                     1993
                                                               ----------------
                                                               Gross Unrealized
                                                Amortized      ----------------      Estimated
             Description                           Cost        Gains     Losses      Fair Value
             -----------                        ---------      -----     ------      ----------




U. S. Treasury                                  $  4,996       $   200     $     -      $  5,196
U. S. government agencies:
  Mortgage-backed securities                      17,657           561         (58)       18,160
  Collateral mortgage obligations                 14,859           311         (82)       15,088
  Other                                            2,512            67           -         2,579
State and municipal obligations, net              12,265           981         (28)       13,218
Other                                                706           -           -             706
                                                --------       -------     --------     --------
                     Totals                     $ 52,995       $ 2,120     $  (168)     $ 54,947
                                                ========       =======     ========     ========


Amortized cost and estimated fair value of debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                         Amortized    Estimated
                                            Cost      Fair Value
                                         ---------    ----------

Available for Sale
------------------

Due in 1 year or less                    $  1,000     $  1,010
Due after 1 year through 5 years            1,693        1,662
Due after 5 years through 10 years          3,534        3,416
Due after 10 years                          2,881        2,763
                                         --------     --------
                Subtotal                    9,108        8,851
Mortgage-backed securities, including
  collateral mortgage obligations          14,565       14,030
                                         --------     --------
                Total                    $ 23,673     $ 22,881
                                         ========     ========

Held to Maturity
----------------

Due in 1 year or less                    $   -        $   -
Due after 1 year through 5 years            1,994        1,943
Due after 5 years through 10 years          1,190        1,110
Due after 10 years                         10,289        9,748
                                         --------     --------
                Subtotal                   13,473       12,801
Mortgage-backed securities, including
  collateral mortgage obligations          12,183       11,570
                                         --------     --------
                Total                    $ 25,656     $ 24,371
                                         ========     ========


The Bank's mortgage-backed securities consist of ownership interests in pools of residential mortgages guaranteed by a U. S. government agency with contract maturities ranging from 2 to 29 years; however, the underlying mortgages are subject to significant prepayments, primarily when the contractual interest rates exceed the current market rate on similar mortgages. Based on current prepayment assumptions, the estimated average remaining life of fixed rate mortgage-backed securities and collateral mortgage obligations is approximately 5 years at December 31, 1994.

Investment securities with book values of $11,940 and $12,457 at December 31, 1994 and 1993, respectively, were pledged to secure public funds and for other purposes.

Progressive held a $750 investment in debentures of an affiliated bank representing 12% mandatory convertible subordinated debentures of First Continental Bancshares, Inc. (FCB). The debentures were issued in 1986 and were to mature in 1996 with principal payment to be made with 78 shares of FCB common stock per thousand in debenture face value. During 1988, a reserve equal to the cost of these debentures was recorded. During 1994, FCB and Hibernia Corporation (Hibernia) merged. Under the terms of the agreement, Hibernia redeemed all of the outstanding principal and accrued interest related to FCB's outstanding debentures. The debenture agreement required a redemption price of 105% if redeemed during the twelve-month period ending November 15, 1994. Therefore, the Bank received $750 of principal and accrued interest of $558 on August 1, 1994 and a premium of approximately $38. As discussed above, the Bank had assigned no value to the FCB debentures and related accrued interest in the accompanying financial statements; therefore, the Bank recognized income upon collection of the principal, accrued interest and related premium. The accrued interest and premium are included in interest on other investments. The collection of principal is included in net securities gains (losses).

4.  LOANS AND RESERVE FOR POSSIBLE LOAN LOSSES:
    ------------------------------------------

The composition of the loan portfolio at December 31, was as follows:

                                              1994       1993
                                             ------     -----

<s  >
Commercial, financial and agricultural not
  secured by real estate                      $13,123    $11,103
Real estate-construction                        1,420        999
Real estate-mortgage                           51,097     47,258
Consumer                                       14,656     14,212
                                              --------   --------
                Gross loans                    80,296     73,572
Less:  Unearned income                           (523)      (540)
                                              --------   --------
                Total loans                   $79,773    $73,032
                                              ========   ========


The Bank grants commercial, real estate and consumer loans to customers located primarily in Terrebonne Parish and the surrounding area. Although the Bank's portfolio consists of business loans extending across many industry types, as well as loans to individuals, a substantial portion of its debtors' ability to honor their contracts is dependent upon the marine transportation, agricultural and petro-chemical business economic sectors.

The Bank evaluates the credit risk of each customer on an individual basis and, where deemed appropriate, collateral is obtained. Collateral varies by individual loan customer but may include accounts receivable, inventory, real estate, equipment, deposits, personal and government guarantees, and general security agreements. Access to collateral is dependent upon the type of collateral obtained. On an on-going basis, the Bank monitors its collateral and the collateral value related to the loan balance outstanding.

Nonperforming and under performing loans at December 31, were as follows:


                                                           1994       1993
                                                          ------     ------

Loans:
  90 days or more past due, but still accruing interest    $   4      $   11
  Non-accrual loans                                          231          75
                                                           ------     -------
        Total nonperforming and under performing loans     $ 235      $   86
                                                           ======     =======

There was no income recognized on the cash basis for non-accrual loans in 1994, 1993 and 1992, respectively. If the accrual of interest on non-accrual loans had not been suspended, the income recorded would have been approximately $11, $3, and $9 in 1994, 1993 and 1992, respectively. There were no material renegotiated loans outstanding during 1994 or 1993.

In the opinion of management, progress has been made in its credit risk management process, and only normal risk and loss potential remain in the loan portfolio. Consequently, the Company does not anticipate significant increases in the level of nonperforming assets in the foreseeable future. The current level of nonperforming assets is not anticipated to have a significant, adverse effect on the results of operations of the Company.


Progressive's provision for possible loan losses charged to expense is determined in accordance with the policy described in Note 1.
Transactions in the reserve for possible loan losses for 1994, 1993 and 1992 were as follows:

                                             1994     1993     1992
                                            ------   ------   ------

Balance, beginning of year                  $1,856   $1,588   $1,553
Provision for possible loan losses            (648)     168      101
Losses charged to the reserve                  (95)     (84)    (232)
Recoveries of loans previously charged-off     103      184      166
                                            -------  -------  -------
Balance, end of year                        $1,216   $1,856   $1,588
                                            =======  =======  =======


5.  BANK PREMISES AND EQUIPMENT
    ---------------------------

Bank premises and equipment, stated at cost less accumulated depreciation, were as follows at December 31, 1994 and 1993:

                                    Estimated
                                  Useful Lives     1994     1993
                                  ------------     ------   ------
Land                                   -           $  808   $  808
Buildings                         10-25 years       2,962    2,729
Furniture, fixtures and equipment  3-10 years       1,279    2,358
                                                   -------   ------
                                                    5,049    5,895
Less-accumulated depreciation                      (2,193)  (3,301)
                                                   -------  -------
                                                   $2,856   $2,594

Depreciation included in occupancy expenses totalled $326, $220 and $209 in 1994, 1993 and 1992, respectively. During the year, the Company wrote off certain fully depreciated assets which were no longer in use.

6.  OTHER BORROWED MONEY:
    --------------------

Other borrowed money consists of borrowings from the Federal Home Loan Bank with maturities ranging from 2-15 years. The rates on these borrowings range from 4.6%-6.9% and are offset by mortgage loans of similar duration with higher interest rates. The Company collateralizes its other borrowings with a blanket floating lien on portions of its residential loan portfolio, which had a value of $12,672 at December 31, 1994.

7.  FEDERAL INCOME TAX:
    ------------------

On January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The adoption of this statement did not have a material effect on the Company's financial statements and is included in deferred tax provision in the 1993 statement of income.

As of December 31, deferred income taxes consisted of the following:


                                                      Tax Effect of
                                                  Temporary Differences
                                                  ----------------------
                                                   1994           1993
                                                  -------        ------

DEFERRED ASSETS:
 Reserve for loan losses                          $   -          $   101
 Other real estate                                    311            372
 Unrealized loss on available for sale securities     270            -
 Other                                                 32             33
                                                  -------        --------
                  Subtotal                            613            506
                                                  -------        --------
DEFERRED LIABILITIES:
 Basis difference in investment in Bank              -            (1,883)
 Bank premises and equipment                         (474)          (469)
 Note payable discount                               -              (279)
 Reserve for loan losses                             (119)           -
 Other                                                (32)            (7)
                                                  --------        -------
                  Subtotal                           (625)        (2,638)
                                                  --------        -------

VALUATION ALLOWANCE                                   -              (99)
                                                  --------       --------

NET DEFERRED LIABILITY                            $   (12)       $(2,231)
                                                  ========       ========


As of December 31, 1993, deferred taxes had been provided on the difference between the book basis and the tax basis of the Company's investment in the stock of the Bank. As a result of the exercise of its option to repurchase the right to 19.5% ownership of the Bank (see Note 8), whereby the Company will continue to own 100% of the Bank, and the merger agreement with Hibernia, the Company has determined that such deferred taxes are no longer required. Such amount has been recorded as a reduction of the deferred tax provision in 1994.

Under SFAS No. 109, a valuation allowance must be established against deferred tax assets if, based on all available evidence, it is more likely than not that some or all of the assets will not be realized. In 1993, the Company provided a valuation allowance to the extent that a loss would have been generated for tax purposes upon the transfer of 19.5% of its share of the Bank's stock (Note
8) due to the uncertainty regarding its ultimate realization. The valuation allowance was reversed in 1994 as part of the tax benefit on the extraordinary loss on early extinguishment of debt.

Total tax expense on income before taxes for 1994, 1993, and 1992 resulted in effective tax rates that differed from the Federal statutory income tax rate. A reconciliation follows:

                                                      Consolidated
                                                -----------------------
                                                 1994     1993     1992
                                                ------    -----    -----

Statutory Federal income tax rate                34.0%    34.0%    34.0%
Non-taxable income on investments and loans      (5.7)    (8.2)    (0.9)
Amortization of purchase accounting adjustments   1.0      1.8      2.5
Reversal of basis differences                   (44.0)     -        -
Recognition of net operating loss carryforwards   -        -      (37.1)
Alternative minimum taxes receivable              -        -       (1.3)
Change in valuation allowance                     -        4.3      -
Other items                                        .2      8.0     5.5
                                               -------    -----    ----
Effective tax rate                             (14.5%)    39.9%    2.7%
                                               =======    =====    ====


As of December 31, 1994, the Company has no operating loss carryforward available to offset future taxable income for financial statement or tax purposes.

The Company and its bank subsidiary have a tax sharing arrangement whereby Progressive's income taxes are determined as if it were a separate taxpayer. Any such taxes are payable by Progressive to the Company if the Company is required to pay current taxes.

8.  NOTES PAYABLE:
    -------------

On May 18, 1992, the Company borrowed $2,250 from a group of investors affiliated with the Bank (affiliated group). The note bore interest at 17% with interest at 12% payable quarterly and simple interest in excess of 12% due on April 30, 1997 along with all principal outstanding. The loan proceeds were used to retire the Company's debt, along with all accrued interest payable to the previous lenders. The Company recognized an extraordinary gain on the retirement of this debt of approximately $5,314, net of tax effect, which is reflected in the accompanying consolidated statements of income. At the earlier of April 30, 1997 or the repayment of all principal and interest on the note, the affiliated group had the right to effect the transfer of 435 shares, representing 19.5% of the total number of issued and outstanding shares of common stock of the Bank, from the Company to the affiliated group. Until April 30, 1994, the Company had the option to purchase the affiliated group's right to the stock at book value. For financial statement purposes, the book value of the 19.5% interest in the outstanding common stock of the Bank at May 18, 1992 was calculated based on the Company's investment in the Bank at that date and amounted to $1,294. The note payable to the affiliated group was reduced by this amount as a discount which was being accreted over the term of the note at 10.3% compounded quarterly, or approximately 48% per year. The original discount amount plus 19.5% of the undistributed earnings of the Bank from May 18, 1992 was reflected in the consolidated balance sheet as liability for stock subject to transfer. This amount was equivalent to 19.5% of the book value of the Company's investment in the Bank.

During 1993, the Company prepaid $446 of principal on this note, resulting in accelerated accretion of the discount related to this prepaid principal. On April 26, 1994, the Company retired this note by paying the affiliated group approximately $1,800 in principal and $300 in interest accrued through that date. As a result of the early debt retirement, the Company recognized an extraordinary loss of $597, net of tax effect, in April, 1994.

In connection with the affiliated debt retirement, the Company exercised its option to purchase, for 19.5% of the book value of the Bank's stockholders' equity as of March 31, 1994, the affiliated group's right to receive 19.5% of the Company's investment in the Bank's stock upon retirement of the debt. The consideration paid to the affiliated group on April 26, 1994 amounted to approximately $2,100. This amount eliminated the Company's liability for stock subject to transfer account balance during April, 1994.

The Company obtained a loan from Hibernia National Bank amounting to $3,904 to facilitate the retirement of the affiliated debt and the exercise of its option to purchase the affiliated group's right to receive 19.5% of the Company's investment in the Bank's stock. The terms of the loan from Hibernia National Bank require quarterly payments of principal and interest, with principal payments based on a seven-year amortization and interest accruing at the Citibank Prime Rate plus .60%. The loan is unsecured and matures on April 26, 1999. As of December 31, 1994, the Company owed $2,735 on the loan to facilitate this debt extinguishment. Principal repayments on this obligation are required as follows:

                      Year       Amount Due
                      ----       ----------

                      1995         $   93
                      1996            558
                      1997            558
                      1998            558
                      1999            968
                                   ------
                                   $2,735
                                   ======

9.  SHAREHOLDERS' EQUITY:
    --------------------

Consolidated net income per common share is calculated based upon weighted average common shares outstanding of 621,560 for the year ended December 31, 1994, 632,878 for the year ending December 31, 1993 and 651,312 for the year ending December 31, 1992, with the consolidated net income adjusted to reflect unpaid annual dividends on cumulative preferred stock of $162 (at $1.25 per share) in 1994, $164 (at $1.25 per share) in 1993, and $179 (at $1.25 per share) in 1992.

During 1993, the Company purchased and retired 13,310 shares of preferred stock outstanding. The shares (face value of $13) and all accumulated dividends in arrears related to the shares ($146 through the dates of purchase) were retired for $24. During 1994 and 1993, the Company purchased 10,000 and 23,642 shares of outstanding common stock for $.10 per share and $1.00 per share, respectively. The total costs of these purchases are reflected as treasury stock in the consolidated balance sheets.

During 1993, the Bank declared a 1-for-100 reverse stock split, which had the effect of reducing the number of outstanding shares and increasing the par value of the Bank's common stock. The purpose of the reverse stock split was to cash out small minority interest owners of the Bank. All share amounts at Note 14 were restated to reflect this reverse stock split. The reverse stock split had no effect on the consolidated financial statements.

10.  RELATED PARTY TRANSACTIONS:
     -------------------------

Progressive has a number of banking relationships with other banks which have certain significant shareholders and directors in common. The most significant of these relationships relates to loan participations purchased from and sold to these banks.
Participations purchased amounted to $2,947 and $2,337 and participations sold totalled $3,775 and $3,716 at December 31, 1994 and 1993, respectively, related to these banks.

In September 1987, Progressive entered into an agreement with an affiliated bank for data processing services. Fees paid under this agreement were $265 and $243 in 1993 and 1992, respectively. This agreement was terminated at the end of 1993. In 1994 Progressive contracted with an outside third party to perform certain data processing services and other such services were performed in-house.

In 1993 and 1992 certain loan review, internal audit and consulting services were performed for the Bank by a related bank. Charges for these services are included in other operating expenses and totalled approximately $43 and $40 in 1993 and 1992, respectively. These services were discontinued at the end of 1993.

The Company sold land and buildings utilized as the main office and operations center to the Bank in 1985 for $2,100 based on appraisals obtained. These fixed assets had a net book value at the time of sale of $1,527 and the Company recognized a gain of $573. Due to the related party nature of this transaction, this gain has not been recognized in the consolidated or parent company financial statements, with the excess of sales price over book basis being eliminated in consolidation. As of December 31, 1994, $375 of net excess basis remains on the Bank's financial statements.

In the ordinary course of business, Progressive makes loans to its directors, principal shareholders and officers. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and do not involve more than normal risk of collectibility or present other unfavorable features. An analysis of loans outstanding during 1994 to directors, principal shareholders and officers, including their family members and companies in which they have a significant ownership interest, follows:

         Balance                                Balance
         -------                                -------
        12/31/93    Additions    Repayments    12/31/94
                    ---------    ----------
         $4,196      $2,945        $3,294       $3,847


11.  COMMITMENTS AND CONTINGENCIES:
     -----------------------------

The Company is involved in various litigation which is routine to the nature of its business. Management believes that resolution of these matters will not result in any material adverse effect on the financial statements.

Progressive is required to maintain cash on hand and non-interest bearing balances with correspondent banks to fulfill its regulatory reserve requirements. The average required reserve was approximately $544 and $637 in 1994 and 1993, respectively.

In the normal course of business, there are various outstanding commitments to extend credit which are not reflected in the consolidated financial statements. At December 31, 1994 and 1993 outstanding commitments under standby letters of credit were approximately $520 and $378, respectively.

Additionally, in the normal course of business, there are various other commitments and contingent liabilities which are not reflected in the financial statements. Loan commitments are single-purpose commitments to lend which will be funded and reduced according to specified repayment schedules. Most of these commitments have maturities of less than one year. Total loan commitments outstanding at December 31, 1994 were approximately $2,458. Lines of credit are commitments to lend up to a specified amount for a period not to exceed one year. Amounts outstanding under lines of credit fluctuate because they are generally used to finance short-term, seasonal working capital needs of the borrower. Total unfunded lines of credit outstanding as of December 31, 1994 were approximately $6,805. The Bank also offers credit cards to its customers; unfunded lines of credit outstanding under credit card agreements were approximately $2,263 at December 31, 1994.

The Bank uses the same credit policies in making commitments and issuing standby letters of credit as it does for on-balance-sheet instruments. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include certificates of deposit, accounts receivable, inventory, property, plant and equipment, and income-producing properties. There are no commitments which present an unusual risk to the Bank, and no material losses are anticipated as a result of these transactions.

The principal source of liquidity for Progressive is core deposits. Progressive has none of its deposits brokered or purchased in the national market. At December 31, 1994, 30% of Progressive's interest-bearing deposits were equal to or exceeded $100. In management's opinion, funding and liquidity at Progressive is adequate to meet its current financial commitments.

12.  EMPLOYEE BENEFIT PLANS:
     ----------------------

Effective January 1, 1988, the Company adopted a defined contribution savings plan for its employees. Under the terms of the plan, the Company makes a matching contribution of no less than 40% of the first 3% of the employee's compensation contributed.
For both 1994 and 1993, the employer made discretionary contributions as authorized by the Board of Directors of 200% of the first 4% and 3%, respectively, of the employees' compensation contributed, resulting in contributions of $119 and $76, respectively. The Company offers no postretirement benefits to its employees.

The Chief Executive Officer has an employment agreement which provides for a payment of three years' salary upon change of control of the Company. In addition, retention agreements were adopted in 1994 to encourage certain other officers of the Bank to continue their employment with the Bank in the context of ongoing merger discussions between the Company and certain non-affiliated financial institutions. These agreements were executed primarily to maintain stability within the organization and reduce the risk of loss of key members of management before consummation of any potential merger or acquisition of the Company. The retention agreements, including the Chief Executive's employment agreement, provide that if the Officers and Executive Officers remain with the Bank through the consummation of a merger, and certain other conditions are satisfied, they would receive additional compensation aggregating approximately $862. This amount will be recorded as compensation expense upon consummation of the merger discussed in Note 2.

13.  PARENT COMPANY ONLY FINANCIAL INFORMATION:
     -----------------------------------------

Condensed financial statements of Progressive Bancorporation, Inc., parent company only, follow:


                       PROGRESSIVE BANCORPORATION, INC.


                            CONDENSED BALANCE SHEETS

                       AS OF DECEMBER 31, 1994 AND 1993

                             (Dollars in Thousands)


                                                          1994     1993
                                                          ------  -------

ASSETS:
 Cash and temporary investments held at subsidiary bank  $   289  $  1,136
 Investment securities                                       395      -
 Investment in subsidiary bank                            11,306     9,706
 Goodwill                                                    493       612
 Other assets                                                188       124
                                                         -------  --------
           Total assets                                  $12,671  $ 11,578
                                                         =======  ========

LIABILITIES:
 Deferred tax liability                                  $  -     $  2,261
 Notes payable                                             2,735     1,003
 Liability for stock subject to transfer                    -        1,889
 Other liabilities                                            42       123
           Total liabilities                               2,777     5,276
                                                         -------  --------

SHAREHOLDERS' EQUITY:
 Preferred stock                                             130       130
 Common stock                                                 65        65
 Paid-in capital                                           2,016     2,016
 Retained earnings                                         8,233     4,114
 Unrealized loss on available for sale securities           (525)     -
 Treasury stock                                              (25)      (23)
                                                         -------- ---------
           Total shareholders' equity                      9,894     6,302
                                                         -------- ---------
           Total liabilities and shareholders' equity    $12,671  $ 11,578
                                                         ======== =========



                       PROGRESSIVE BANCORPORATION, INC.


                        CONDENSED STATEMENTS OF INCOME

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                            (Dollars in Thousands)


                                                     1994     1993     1992
                                                  -------  -------  --------

REVENUES:
 Other income                                    $    29  $    34  $    28
                                                 -------  -------  -------
                                                      29       34       28
                                                 -------  -------  -------

EXPENSES:
 Interest and other expenses                         519      659      534
 Amortization of purchase accounting adjustments     127      122      122
 Stock subject to transfer expense                   151      386      209
                                                --------  -------  -------
                                                     797    1,167      865
                                                --------  -------  -------
LOSS BEFORE TAXES, DIVIDENDS, EQUITY IN
  UNDISTRIBUTED INCOME OF SUBSIDIARY BANK AND
  EXTRAORDINARY ITEM                                (768)  (1,133)    (837)

BENEFIT FOR INCOME TAXES                           2,021       82    1,169

DIVIDENDS FROM SUBSIDIARY BANK                     1,339      446     -

EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARY
  BANK                                             2,124    1,996    1,481
                                                --------  -------  -------

NET INCOME BEFORE EXTRAORDINARY ITEM               4,716    1,391    1,813

EXTRAORDINARY ITEMS:
 Debt forgiveness                                   -        -       5,314
 Debt extinguishment                                (597)    (143)    -
                                                ---------  -------  ------

NET INCOME                                       $ 4,119  $ 1,248  $ 7,127
                                                ========  =======  =======





                       PROGRESSIVE BANCORPORATION, INC.


                      CONDENSED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                            (Dollars in Thousands)


                                                                  1994     1993     1992
                                                                -------  -------  -------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                                                     $ 4,119  $ 1,248  $ 7,127
 Adjustments to reconcile net income to cash provided by
   operating activities:
  Amortization of purchase accounting adjustments                   127      122      122
  Accretion of note payable discount                                 62      186       91
  Equity in subsidiary Bank's net income                         (3,463)  (2,442)  (1,481)
  Extraordinary gain on forgiveness of debt                        -        -      (5,314)
  Extraordinary loss on early extinguishment of debt                597      143     -
  Decrease in other assets                                          (72)    -         (20)
  Increase (decrease) in liability for stock subject to transfer (1,889)     386      269
  Increase (decrease) in other liabilities                       (1,885)      66      230
                                                                --------  ------- -------

         Net cash provided by (used in) operating activities     (2,404)    (423)   1,024
                                                                --------  ------- -------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of investment securities                                 (395)   -         -

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payment of notes payable                                        (3,285)    (446)    -
 Net proceeds on debt restructure                                 3,900    -          579
 Purchase of preferred stock                                       -         (24)    -
 Purchase of treasury stock                                          (2)     (23)    -
 Dividends from subsidiary bank                                   1,339      446     -
                                                                --------  ------- -------

         Net cash provided by (used in) financing activities      1,952      (47)     579
                                                                --------- ------- -------

NET INCREASE (DECREASE) IN CASH                                    (847)    (470)   1,603

CASH AT BEGINNING OF YEAR                                         1,136    1,606        3
                                                                --------  ------- -------

CASH AT END OF YEAR                                             $   289  $ 1,136  $ 1,606
                                                                =======  ======== =======

CASH INTEREST EXPENSES PAID                                     $   293  $   268  $   135
                                                                =======  ======== =======

CASH INCOME TAXES PAID                                          $ 1,299  $   259  $     4
                                                                =======  ======== =======


14.  BANK ONLY FINANCIAL INFORMATION:
     -------------------------------

The condensed balance sheets and statements of income of Progressive Bank and Trust follow:




                       PROGRESSIVE BANK AND TRUST COMPANY


                            CONDENSED BALANCE SHEETS

                        AS OF DECEMBER 31, 1994 AND 1993

                             (Dollars in Thousands)

                                   ASSETS

                                                                       1994       1993
                                                                     --------   -------
CASH AND DUE FROM BANKS                                              $  9,342   $  4,098
INVESTMENTS, at cost                                                     -        52,995
INVESTMENTS, available for sale                                        22,881       -
INVESTMENTS, held to maturity                                          25,261       -
LOANS                                                                  79,773     73,032
 Less-Reserve for possible loan losses                                 (1,216)    (1,856)
                                                                     ---------  ---------

            Net loans                                                  78,557     71,176

BANK PREMISES AND EQUIPMENT                                             3,231      2,989
OTHER REAL ESTATE                                                         302        319
ACCRUED INTEREST RECEIVABLE                                               908        869
OTHER ASSETS                                                              510        122
                                                                    ---------  ----------

            Total assets                                            $ 140,992  $ 132,568
                                                                    =========  ==========


                           LIABILITIES AND SHAREHOLDER'S EQUITY
                           ------------------------------------

DEPOSITS:
 Non-interest bearing                                               $  21,729  $  18,202
 Interest bearing                                                     100,321     96,600
                                                                    ---------  ---------

            Total deposits                                            122,050    114,802

REPURCHASE AGREEMENTS                                                    -         1,000
OTHER BORROWED MONEY                                                    6,196      5,612
ACCRUED TAXES, INTEREST AND EXPENSES                                    1,066      1,056
                                                                    ---------  ---------

            Total liabilities                                         129,312    122,470

SHAREHOLDER'S EQUITY:
 Common stock, $500 par value at December 31, 1994 and 1993,
  2,232 shares issued and outstanding at December 31, 1994 and 1993     1,116      1,116
 Paid-in capital                                                        3,883      3,883
 Unrealized loss on available for sale securities                        (525)      -
 Retained earnings                                                      7,206      5,099
                                                                    ---------- ---------

            Total shareholder's equity                                 11,680     10,098
                                                                    ---------- ---------

            Total liabilities and shareholder's equity              $ 140,992  $ 132,568
                                                                    ========== =========



                       PROGRESSIVE BANK AND TRUST COMPANY


                         CONDENSED STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                             (Dollars in Thousands)



                                                                     1994       1993
                                                                    ---------   --------
INTEREST INCOME:
 Interest and fees on loans                                          $  7,858   $  7,691
 Interest on securities-
   U. S. Treasury and agencies                                          2,732      2,969
   State and municipal                                                    762        596
 Interest on other investments                                            637       -
 Interest on deposits with banks                                          125         87
                                                                     --------   --------

            Total interest income                                      12,114     11,343
                                                                     --------   --------

INTEREST EXPENSE:
 Interest on deposits                                                   3,931      3,939
 Interest on Federal funds purchased and repurchase agreements             16         24
 Interest on other borrowings                                             335        339
                                                                     --------   --------

            Total interest expense                                      4,282      4,302
                                                                     --------   --------

NET INTEREST INCOME                                                     7,832      7,041

PROVISION FOR POSSIBLE LOAN LOSSES                                       (648)       168
                                                                     ---------  --------

NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE LOAN LOSSES            8,480      6,873
                                                                     ---------  --------

OTHER OPERATING INCOME:
 Service charges on deposit accounts                                      931        933
 Net securities gains (losses)                                           (124)        63
 Other income                                                             547        466
                                                                     ---------  --------

            Total other operating income                                1,354      1,462
                                                                     ---------  --------

NON-INTEREST EXPENSE:
 Salaries and benefits                                                  2,582      2,228
 Occupancy expense                                                        620        486
 Data processing fees to an affiliate                                    -           265
 Other operating expenses                                               1,761      1,927
                                                                     --------   --------

            Total non-interest expense                                  4,963      4,906
                                                                     --------   --------

INCOME BEFORE INCOME TAXES                                              4,871      3,429
                                                                     --------   --------

PROVISION FOR INCOME TAXES:
 Current                                                                1,125        977
 Deferred                                                                 300         27
                                                                     --------   --------
                                                                        1,425      1,004
                                                                     --------   --------
NET INCOME                                                           $  3,446   $  2,425
                                                                     ========   ========
